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                                                                    EXHIBIT 99.2


          Consent of Hewlett Packard

          October 25, 1999



          Hewlett-Packard provides permission for use of the following quote for use in GetThere.com's S1 document.

          "Our VeriFone subsidiary installed GetThere.com's solution and has achieved an adoption rate of more than 60%. This had led to savings of up to 15% on airline tickets."

                                --Joe Beyers, Vice President & General Manager,
                                  Internet Business Unit, Hewlett-Packard



                               /s/ Dorian Stonie
                               -----------------------------
                               Dorian Stonie, Internet Travel Technologies,
                               Hewlett Packard